UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2006

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 28, 2006, Magma Design Automation, Inc. (“Magma”) entered into an Office Lease Agreement with CA-Skyport I Limited Partnership covering floor 5 of the building located at 1650 Technology Drive, San Jose, California (the “Direct Lease”). Magma also signed a Sub-Sub Lease Agreement with Siemens Communications Inc. on November 15, 2006 covering floors 1 through 4, inclusive, of the same building (the “Sub-Sub Lease”), which Sub-Sub Lease became effective on December 28, 2006. The Direct Lease and the Sub-Sub Lease are collectively referred to herein as the “Headquarters Lease”.

The Headquarters Lease covers approximately 106,854 square feet of office space located in the project commonly known as Skyport.

The Headquarters Lease requires Magma to pay operating costs, such as property taxes, insurance and utility costs, in addition to basic rent. The basic rent is averaged at approximately $164,000 per month during the term of the lease. The Headquarters Lease contains customary representations, warranties, and covenants.

The Headquarters Lease has an initial term of approximately four years and eight months, commencing on February 1, 2007, and expiring on October 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.
Dated: January 5, 2007
	By:	/s/ Peter. S. Teshima
Peter S. Teshima
Corporate Vice President- Finance and
Chief Financial Officer